UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2018

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11440 West Bernardo Court, Suite 220

San Diego, California 92127

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation Decisions

On January 8, 2018, the Compensation Committee of the Board of Directors (the "Board") of Innovative Industrial Properties, Inc. (the "Company") adjusted the annual base salaries of the Company's executive officers for 2018, determined the executive officers' 2017 cash bonuses and granted executive officers awards of restricted shares of common stock. These salaries, bonuses and grants of restricted stock are summarized in the following table:

Name and Position	2018 Base Salary(1)	2017 Cash Bonus	Restricted Stock Awards(2)
Alan Gold Executive Chairman	$600,000	$400,000	40,749

Paul Smithers President and Chief Executive Officer	$360,000	$210,000	11,886

Catherine Hastings Chief Financial Officer, Chief Accounting Officer and Treasurer	$210,000	$120,000	6,792

Brian Wolfe Vice President, General Counsel and Secretary	$210,000	$120,000	6,792

(1)	Adjustments to the executive officers' base salaries are effective as of January 1, 2018.
(2)	The restricted stock awards vest ratably on each of January 1, 2019, January 1, 2020 and January 1, 2021 for each of the Company's executive officers, provided that he or she continues to be an employee of the Company or a non-employee member of the Board on each such date. The restricted stock awards were issued to each executive officer pursuant to a Restricted Stock Award Grant Notice and Restricted Stock Award Agreement (the "Award Agreement") under the Company's 2016 Omnibus Incentive Plan (the "Plan").

Amendments to Director Compensation Policy

In addition, on January 8, 2018, the Board approved revisions to the Company's Director Compensation Policy effective as of January 1, 2018 (the "Director Compensation Policy"). Under the revised Director Compensation Policy, each of the Company's non-employee directors receives an annual fee of $25,000 in cash (except in the case of Mr. Kreitzer, who serves as vice chairman of the Board and receives an annual retainer of $50,000 in cash) and an annual retainer of $40,000 payable in restricted shares of common stock under the Plan (except in the case of Mr. Kreitzer, who receives an annual retainer of $50,000 payable in restricted shares of common stock under the Plan), which vest in their entirety one year from the date of grant. The audit committee chair continues to receive an additional annual retainer of $5,000 in cash and any other committee chair continues to receive an additional annual retainer of $2,500 in cash. All members of the Board continue to be reimbursed for their costs and expenses in attending Board meetings.

The Company also will grant $40,000 in restricted shares of common stock under the Plan to each non-employee director who is initially elected or appointed to the Board on the date of such initial election or appointment, which vest in their entirety one year from the date of grant.

Directors who are employees of the Company or its subsidiaries do not receive compensation for their service as directors.

 Copies of the Award Agreement and Director Compensation Policy are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference. The foregoing descriptions of the Award Agreement and the Director Compensation Policy are qualified in their entirety by reference to the full text of the Award Agreement and Director Compensation Policy.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description of Exhibit

10.1(1)	Form of Restricted Stock Award Agreement for Officers.
10.2	Director Compensation Policy.

(1)	Incorporated by reference to Exhibit 10.2 to Innovative Industrial Properties, Inc.'s Registration Statement on Form S-8 (File No. 333-214919), filed with the Securities and Exchange Commission on December 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2018	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ Catherine Hastings
	Name:	Catherine Hastings
	Title:	Chief Financial Officer, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description of Exhibit

10.1(1)	Form of Restricted Stock Award Agreement for Officers.
10.2	Director Compensation Policy.

(1)	Incorporated by reference to Exhibit 10.2 to Innovative Industrial Properties, Inc.'s Registration Statement on Form S-8 (File No. 333-214919), filed with the Securities and Exchange Commission on December 6, 2016.